Exhibit 7(b)

FORM OF IRREVOCABLE PROXY

This proxy (this “Proxy”) is granted in connection with the Stock Exchange Agreement (the “Agreement”), dated as of February 10, 2015, by and between Lions Gate Entertainment Corp., a British Columbia corporation (“LGF”), LG Leopard Canada LP, an Ontario limited partnership and indirect wholly-owned entity of LGF (“Purchaser”), [Proxyholder] (the “Proxyholder”) and the stockholders listed on Schedule 1 thereto. For the purposes of this Proxy, capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

Subject to the terms and conditions of this Proxy, the Purchaser hereby (i) irrevocably grants to, and appoints, Proxyholder, and any person designated in writing by the Proxyholder, as Purchaser’s sole and exclusive proxy, attorney-in-fact and agent (with full power of substitution and resubstitution), for and in the name, place and stead of Purchaser, to vote, or grant a consent or approval in respect of, a pro rata portion of the Starz Exchange Shares based on (a) the number of Starz shares conveyed to Purchaser by Proxyholder in connection with the Agreement, divided by (b) the total number of Starz Series A Exchange Shares and Starz Series B Exchange Shares, as applicable, conveyed to Purchaser in connection with the Agreement (the “Subject Securities”) in accordance with the terms of this Proxy and (ii) revokes any and all proxies heretofore given in respect of such Subject Securities; provided, however, that nothing in this Proxy shall provide Proxyholder with the right to vote on, or grant a consent or approval in respect of, any proposals related to any sale or issuance of securities or any business combination, merger, consolidation, liquidation, reorganization, recapitalization, sale or disposition of all or substantially all of Starz’s assets or similar extraordinary transaction, whether or not involving Purchaser, LGF or any of their respective Affiliates (each, an “Extraordinary Transaction”). PURSUANT TO THE AGREEMENT, AND IN CONSIDERATION OF THE MATTERS CONTEMPLATED THEREBY AND OTHER GOOD AND VALUABLE CONSIDERATION, PURCHASER HEREBY FURTHER AFFIRMS THAT THE IRREVOCABLE PROXY SET FORTH IN THIS PROXY IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT A POWER OF ATTORNEY AND, EXCEPT UNDER THE CIRCUMSTANCES SET FORTH HEREIN, MAY NOT BE REVOKED. Without limiting the generality of the foregoing, but subject to the terms and conditions of this Proxy, this Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the General Corporation Law of the State of Delaware and shall not be terminable by operation of law, dissolution or bankruptcy of Starz or for any other reason, other than for the reasons set forth in this Proxy.

The attorney-in-fact and proxy named above or pursuant hereto is hereby authorized and empowered by the Purchaser at any time after the date hereof to act as the Purchaser’s attorney-in-fact and proxy to vote the Subject Securities and to exercise all voting, consent and similar rights of the Purchaser with respect to the Subject Securities (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the stockholders of Starz and in every written consent in lieu of such a meeting in the manner set forth herein; provided, however, that nothing in this Proxy shall provide Proxyholder with the right to act as the Purchaser’s attorney-in-fact or proxy to vote the Subject Securities or to exercise any voting, consent and similar rights of the Purchaser with respect to the Subject Securities (including, without limitation, the power to execute or deliver written consents) in respect of any proposals related to an Extraordinary Transaction.

The invalidity or unenforceability of any provision of this Proxy shall not affect the validity or enforceability of any other provision. To the extent (if any) any provision hereof is deemed to be invalid or unenforceable by its scope but may be made valid or enforceable by limitations thereon, Purchaser intends that this Proxy shall be valid and enforceable to the fullest extent permitted by law.

This Proxy shall be valid and in full force and effect for the longest term permitted by law, provided, that this Proxy shall automatically be revoked and terminate (1) as to a particular Subject Security upon any sale or transfer of such Subject Security from Purchaser or its Affiliates to a Person other than LGF, Purchaser or any of their respective Affiliates, (2) in its entirety at the first time after the date hereof that John C. Malone is no longer a member of the Board of Directors of LGF or (3) in its entirety upon the occurrence of any Change of Control.

[Signature page follows]

Dated: March 27, 2015

LG LEOPARD CANADA LP, by its general partner
LG LEOPARD GP CANADA INC.

By:
	Name:	Wayne Levin
	Title:	President, General Counsel and Secretary